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                                                                       EXHIBIT 5



                                February 12, 2001

Board of Directors
Colorado Business Bankshares, Inc.
821 Seventeenth Street
Denver, Colorado 80202


Gentlemen:

         We have acted as counsel for Colorado Business Bankshares, Inc. (the "Company") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933 on Form S-8 relating to the registration of 923,961 shares of the Company's Common Stock, $0.01 par value ("Common Stock"), which have been or may be issued pursuant to the Company's Incentive Stock Option Plan, 1997 Incentive Stock Option Plan, 1998 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (the "Plans").

         In connection with the opinion expressed below, we have made such factual inquiries and have examined or caused to be examined such questions of law as we have considered necessary or appropriate for the purpose of such opinion. On the basis of such inquiries and examinations, it is our opinion that
(a) the shares of Common Stock previously issued under the Plans have been duly authorized and validly issued and are fully paid and nonassessable and (b) any shares of Common Stock hereafter issued pursuant to the Plans have been duly authorized and, when issued and paid for as provided in the Plans will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the re- offer and re-sale Prospectus included in the Registration Statement. By so consenting, we do not admit that we are experts with respect to any portion of the Registration Statement so as to require such consent.

                                       Very truly yours,

                                       /s/ Sherman & Howard L.L.C.
                                       -----------------------------------
                                       Sherman & Howard L.L.C.